UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (July 26, 2013)

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Street, Suite A, Vista, CA	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          As previously disclosed, on June 28, 2013, Ron Dutt, the Company's Chief Financial Officer, was appointed and assumed the additional role of interim Chief Executive Officer of the Company. Related to this added responsibility, effective July 26, 2013, the Board has authorized an increase in his salary from $2,776 to $11,333 per month, reflecting 80% restoration of the salary identified in his employment agreement dated December 7, 2012. Additionally, Mr. Dutt was granted 1,750,000 non-qualified stock options at an exercise price equal to $0.10, the fair market value of the Company’s common stock on July 30, 2013, with a vesting schedule of 50% immediately and 50% quarterly over the next four years, pursuant to the terms of the Company's form of Non-Qualified Option Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. All other terms of Mr. Dutt's employment agreement, dated December 11, 2012 remains unchanged.

Item 9.01           Financial Statements and Exhibits.

(c)          Exhibits

No.        Description

10.1         Form of Non-Qualified Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: August 1, 2013	/s/ Ron Dutt
Ron Dutt, Chief Executive Officer